                                   LOAN AGREEMENT

                                      between

                              NORWEST BANK TEXAS, N.A.

                                      ("Bank")

                                        and

                INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.

                                    ("Borrower")


                              $16,000,000.00 TERM LOAN


                                 September 30, 1998

                                  TABLE OF CONTENTS

ARTICLE ONE

DEFINITION OF TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2.  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE TWO

COMMITMENT TO LEND, TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.1.  Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.2.  Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.3.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.4.  Interest Rate . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.5.  Order of Application. . . . . . . . . . . . . . . . . . . . 5

ARTICLE THREE

COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 3.1.  Security Interests. . . . . . . . . . . . . . . . . . . . . 5

ARTICLE FOUR

CONDITIONS PRECEDENT TO LENDING. . . . . . . . . . . . . . . . . . . . . . . . 5
     Section 4.1.  Delivery of Items . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 5.1.  Corporate Existence . . . . . . . . . . . . . . . . . . . . 6
     Section 5.2.  Authorization . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 5.3.  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 5.4.  Compliance with Laws and Documents. . . . . . . . . . . . . 6
     Section 5.5.  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 5.6.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 5.7.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 5.8.  Financial Statements. . . . . . . . . . . . . . . . . . . . 7
     Section 5.9.  Margin Stock. . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE SIX

CERTAIN AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 6.1.  Material Adverse Effect . . . . . . . . . . . . . . . . . . 7
     Section 6.2.  Expenses of Bank. . . . . . . . . . . . . . . . . . . . . . 7
     Section 6.3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 6.4.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Section 6.8.  Annual Financial Statements . . . . . . . . . . . . . . . . 8
     Section 6.9.  Stock Value Certificate . . . . . . . . . . . . . . . . . . 8
     Section 6.10.  Compliance with Applicable Laws. . . . . . . . . . . . . . 8
     Section 6.11.  Notice of Event of Default and Suits . . . . . . . . . . . 8
     Section 6.12.  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . 8


                                        i

ARTICLE SEVEN

CERTAIN NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 7.1.  Merger or Sale of Assets. . . . . . . . . . . . . . . . . . 9
     Section 7.2.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 7.3.  Continuation of Business. . . . . . . . . . . . . . . . . . 9
     Section 7.4.  Stock Value; Required Percentage. . . . . . . . . . . . . . 9

ARTICLE EIGHT

DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Section 8.1.  Payment of Obligation . . . . . . . . . . . . . . . . . . . 9
     Section 8.2.  Certain Negative Covenants. . . . . . . . . . . . . . . . .10
     Section 8.3.  Other Covenants . . . . . . . . . . . . . . . . . . . . . .10
     Section 8.4.  Voluntary Debtor Relief . . . . . . . . . . . . . . . . . .10
     Section 8.5.  Involuntary Proceedings . . . . . . . . . . . . . . . . . .10
     Section 8.6.  Other Obligations . . . . . . . . . . . . . . . . . . . . .10
     Section 8.7.  Dissolution of Borrower . . . . . . . . . . . . . . . . . .10
     Section 8.8.  Misrepresentation . . . . . . . . . . . . . . . . . . . . .10

ARTICLE NINE

CERTAIN RIGHTS OF BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 9.1.  Rights Upon Default . . . . . . . . . . . . . . . . . . . .11
     Section 9.2.  Performance by Bank . . . . . . . . . . . . . . . . . . . .11
     Section 9.3.  Diminution in Collateral Value. . . . . . . . . . . . . . .11
     Section 9.4.  Bank Not in Control . . . . . . . . . . . . . . . . . . . .11
     Section 9.5.  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 9.6.  Cumulative Rights . . . . . . . . . . . . . . . . . . . . .12
     Section 9.7.  Indemnification of Bank . . . . . . . . . . . . . . . . . .12
     Section 9.8.  Application of Proceeds . . . . . . . . . . . . . . . . . .12
     Section 9.9.  Expenditures by Bank. . . . . . . . . . . . . . . . . . . .12

ARTICLE TEN

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 10.1.  Headings . . . . . . . . . . . . . . . . . . . . . . . . .12
     Section 10.2.  Articles, Sections, and Exhibits . . . . . . . . . . . . .12
     Section 10.3.  Number and Gender of Words . . . . . . . . . . . . . . . .12
     Section 10.4.  Accounting Terms . . . . . . . . . . . . . . . . . . . . .12
     Section 10.5.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 10.6.  Form and Number of Documents . . . . . . . . . . . . . . .13
     Section 10.7.  Survival . . . . . . . . . . . . . . . . . . . . . . . . .13
     Section 10.8.  Governing Law; Place of Performance. . . . . . . . . . . .13
     Section 10.9.  Maximum Rate . . . . . . . . . . . . . . . . . . . . . . .13
     Section 10.10.  Invalid Provisions. . . . . . . . . . . . . . . . . . . .14
     Section 10.11.  Entirety and Amendments . . . . . . . . . . . . . . . . .14
     Section 10.12.  Multiple Counterparts . . . . . . . . . . . . . . . . . .14
     Section 10.13.  Parties Bound . . . . . . . . . . . . . . . . . . . . . .14
     Section 10.14.  Arbitration . . . . . . . . . . . . . . . . . . . . . . .14
     Section 10.15.  STATUTE OF FRAUDS NOTICE. . . . . . . . . . . . . . . . .15

                                   LIST OF EXHIBITS

Exhibit "A" - Existing Litigation

                                    LOAN AGREEMENT


     This Loan Agreement (this "AGREEMENT") is made and entered into as of September 30, 1998, by and among NORWEST BANK TEXAS, N.A. ("BANK") and INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC. ("BORROWER").

                                      RECITALS:

     Subject to the terms and conditions of this Agreement, Bank has agreed to lend to Borrower the amounts herein described.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                     ARTICLE ONE

                                 DEFINITION OF TERMS

     SECTION 1.01. DEFINITIONS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this ARTICLE ONE or in the Section or recital referred to below:

     "ADVANCE" means any disbursement of an amount or amounts to be loaned by Bank to Borrower hereunder.

     "AFFILIATE" means any Person who (a) controls, is controlled by, or is under common control with Borrower or (b) owns any legal or beneficial interest in Borrower, is a director or officer of Borrower, or is a relative of any of the Persons described in this clause (b).

     "APPROVED PURPOSES" means with respect to the Loan to finance the purchase of approximately 570,000 shares of Borrower's Class "B" non-voting stock.

     "ARTICLE" and "ARTICLES" have the meanings set forth in SECTION 10.2.

     "BANK" means Norwest Bank Texas, N.A., a national banking association.

     "BORROWER" means Independent Research Agency for Life Insurance, Inc. and its successors and assigns.

     "BUSINESS DAY" means every day which is not a Nonbusiness Day.

     "CALCULATION DATE" means the Closing Date and the last Business Day of each succeeding calendar month until the Termination Date, and each date that Borrower requests Bank to release its Lien on any portion of the Stock.

     "CLOSING DATE" means September 30, 1998.

     "CODE" means the Texas Business and Commerce Code.

     "COLLATERAL" means all property (and any and all interest therein) of Borrower which secures, either directly or indirectly, the Loan and the Obligations, including, but not limited to, the Stock.

     "COMMITTED SUM" means $16,000,000.00.

     "CURRENT FINANCIAL STATEMENTS" means the most recent financial statements delivered to Bank for Borrower prior to the Closing Date.

     "DEBT" means (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under capital leases;
(e) obligations under letters of credit; (f) obligations under acceptance facilities; (g) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (h) obligations secured by any Liens, whether or not the obligations have been assumed.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

     "DEFAULT" has the meaning set forth in ARTICLE EIGHT.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "LAWS" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

     "LIEN" means any lien, security interest, tax lien, mechanic's lien, materialman's lien, or other encumbrance, whether arising by contract or under law.

     "LITIGATION" means any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any agreement, document, or instrument.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Pledge Agreements, and any and all other agreements, documents, and instruments executed and delivered pursuant to the terms of this Agreement, and any future amendments hereto, or restatements hereof, or pursuant to the terms of any of the other Loan Documents, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.

     "LOAN" has the meaning assigned to such term in Section 2.1.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) could reasonably be expected to have any adverse effect whatsoever upon the validity, performance, or enforceability of any Loan Document, (b) is or could reasonably be expected to become material and adverse to the financial condition, properties, or business operations of the Person in question, (c) could reasonably be expected to impair the ability of the Person in question to fulfill its obligations under the terms and conditions of the Loan Documents, or
(d) could reasonably be expected to cause a Default.

     "MAXIMUM RATE" means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Bank is allowed to contract for, charge, take, reserve, or receive in this transaction under applicable federal or state (whichever is higher) law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

     "NONBUSINESS DAY" means each day upon which national banks in the State of Texas are authorized by law to remain closed.

     "NOTE" means the Promissory Note dated the Closing Date, in the original principal amount of $16,000,000.00, executed by Borrower and payable to the order of Bank, in a form acceptable to Bank, which evidences the Loan, and all renewals, extensions, increases, amendments and replacements to such Promissory Note.

     "OBLIGATIONS" mean all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Bank by Borrower under and pursuant to the Loan Documents, and all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to any of the Loan Documents, and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.

     "PERSON" means any natural person, firm, corporation, association, partnership, joint venture, trust, other entity, or a Tribunal.

     "PLEDGE AGREEMENTS" means the two Pledge Agreements, dated the Closing Date, executed by Borrower and by USPA, covering the Stock, in a form acceptable to Bank, and all amendments to, and replacements for, such Pledge Agreements, and "PLEDGE AGREEMENT" means either of such Pledge Agreements.

     "PRINCIPAL DEBT" means the unpaid principal balance of the Note at the time in question.

     "REQUIRED PERCENTAGE" means 120% of the Principal Balance as of the applicable Calculation Date.

     "RIGHTS" mean any remedies, powers, and privileges exercisable by Bank under the Loan Documents, at law, equity, or otherwise.

     "SECTION"  and "SECTIONS"  have the meanings set forth in SECTION 10.2.

     "STOCK" means the securities which are described in the Pledge Agreements as such may change from time to time.

     "STOCK VALUE" means the aggregate value of the Stock calculated on the basis of the closing price per share as reported in the Southwest Edition of the WALL STREET JOURNAL on the Business Day immediately preceding the Calculation Date.

     "STOCK VALUE CERTIFICATE" means that certain certificate to be prepared and executed by Borrower and delivered to Bank each month during the term of this Agreement in accordance with SECTION 6.11 whereby Borrower calculates and certifies to Bank the Stock Value as of the end of the preceding month.

     "STOCK VALUE PERCENTAGE" means the percentage derived by dividing the Stock Value by the Principal Balance on the date in question.

     "SUBSECTION"  and "SUBSECTIONS"  has the meanings set forth in SECTION
10.2.

     "SUBSIDIARY(IES)" means any corporation more than fifty percent (50%) of whose capital stock now or hereafter is owned directly or indirectly by Borrower or may be voted by Borrower. As of the Closing Date, USPA , Independent Research Agency for Life Insurance, Inc., a Wyoming corporation, Independent Research Agency for Life Insurance, Inc., a Montana corporation, Independent Research Agency (New York), Inc., a New York corporation, Independent Research Agency for Life Insurance, Inc., a Nevada corporation, Independent Research Agency for Life Insurance, Inc., an Alabama corporation, and First Command Bank, a federal savings bank, are the only Subsidiaries.

     "TAXES" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any laws or by any Tribunal.

     "TERMINATION DATE" means September 30, 2008.

     "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

     "USPA" means United Services Planning Association and its successors and assigns.

     SECTION 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in SECTION 6.8, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                     ARTICLE TWO

                         COMMITMENT TO LEND, TERMS OF PAYMENT

     SECTION 2.1. LOAN. Subject to and upon the terms, covenants, and conditions of this Agreement, Bank agrees to lend to Borrower, and Borrower agrees to borrow from Bank, on the date designated by Borrower which is not more than ninety (90) days after the Closing Date, up to and including, in the aggregate, the amount of $16,000,000.00 (the "Loan"). The Loan shall be evidenced by the Note. The proceeds of the Loan must be used by Borrower to finance the purchase of approximately 570,000 shares of Borrower's Class "B" non-voting stock.

     SECTION 2.2. NOTE. The Loan shall be evidenced by, and repayable in accordance with, the Note. The Note shall be dated and shall be executed and delivered by Borrower to Bank on the Closing Date.

     SECTION 2.3. PAYMENTS. All payments of principal of and interest on the Loan and all other amounts payable by Borrower to Bank under this Agreement or under the Note shall be paid to Bank when due at the principal office of Bank in Fort Worth, Texas or at such other place or places as Bank may from time to time designate and shall be made in lawful money of the United States of America in immediately available funds. If any payment of principal of or interest on the Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of Texas, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each such case be included in computing interest in connection with such payment. Amounts paid on the Loan may not be reborrowed.

     SECTION 2.4. INTEREST RATE. The unpaid principal balance of the Note shall accrue interest at the Loan Rate as set forth in the Note.

     SECTION 2.5. ORDER OF APPLICATION. Except as otherwise provided in the Loan Documents or otherwise agreed by Bank, all payments and prepayments of the Obligations, including proceeds from the exercise of any Rights under the Loan Documents or proceeds of any of the Collateral, shall be applied to the Obligations in the following order, any instructions from Borrower to the contrary notwithstanding: (a) to expenses for which Bank shall not have been reimbursed under the Loan Documents, and then to all indemnified amounts due under the Loan Documents; (b) to fees then owed Bank hereunder; (c) to accrued interest on the portion of the Obligations being paid or prepaid; (d) to the portion of the principal being paid or prepaid; (e) to the remaining accrued interest on the Obligations; (f) to the remaining principal; and (g) to the remaining Obligations.

                                    ARTICLE THREE

                                      COLLATERAL

     SECTION 3.1. SECURITY INTERESTS. In order to secure payment of the Obligations, Borrower and USPA shall grant to Bank a security interest in the Stock by executing and delivering to Bank the Pledge Agreements. Borrower further agrees to execute and deliver to Bank from time to time such other documents covering the Collateral or any part thereof and such Financing Statements as Bank may reasonably require. Unless a Default has occurred and is continuing at the time of Borrower's request, Bank shall release its Lien on that portion of the Stock which exceeds the Required Percentage as of a Calculation Date. The immediately preceding sentence shall control over any inconsistent provision, express or implied, contained in any Loan Document.

                                     ARTICLE FOUR

                           CONDITIONS PRECEDENT TO LENDING

     SECTION 4.1. DELIVERY OF ITEMS. Bank shall not be obligated to make the Loan unless and until Borrower has delivered to Bank, or Bank otherwise receives on or prior to the Closing Date, each of the following:

          (a) For Borrower and USPA, each of the following documents and certificates:

               (i) A certificate of incumbency of all officers of Borrower and USPA who will be authorized to execute or attest any of the Loan Documents on behalf of Borrower and USPA, dated the Closing Date, executed by the Secretaries of Borrower and USPA;

               (ii) A copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement, duly adopted by the Boards of Directors of Borrower and USPA, accompanied by certificates of the Secretaries of Borrower and USPA, dated the Closing Date, that such copies are true and correct copies of resolutions duly adopted at a meeting of the Boards of Directors of Borrower and USPA, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the Closing Date;

               (iii) A copy of the Articles of Incorporation, and all amendments thereto, of Borrower and USPA;

               (iv) A copy of the Bylaws, and all amendments thereto, of Borrower and USPA; and

               (v) Certificates of the appropriate governmental officials of the State of Texas, each dated a current date, to the effect that Borrower and USPA are in good standing with respect to payment of franchise and similar Taxes and are still authorized to do business in the State of Texas.

          (b) The Agreement, dated the Closing Date, duly executed by Borrower and USPA.

          (c)  The Note, dated the Closing Date, duly executed by Borrower.

          (d) The Pledge Agreements, dated the Closing Date, duly executed by Borrower and USPA.

          (e) Financing Statements executed by Borrower and USPA as debtor perfecting the security interest created by the Pledge Agreements.

          (f) Evidence satisfactory to Bank that the Liens created by the Loan Documents are, collectively, first and prior to all of the Collateral.

          (g) A Stock Value Certificate computed as of the Business Day immediately preceding the Closing Date.

          (h) All other evidences, certificates, opinions, agreements, documents, and instruments as Bank may reasonably request.


                                     ARTICLE FIVE

                            REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Bank as follows:

     SECTION 5.1. CORPORATE EXISTENCE. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     SECTION 5.2. AUTHORIZATION. Borrower possesses all requisite authority, power, licenses, permits, and franchises to conduct its businesses and execute, deliver, and comply with the terms of the Loan Documents. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof, the making of the Loan, and the execution, issuance, and delivery of the Loan Documents have been duly authorized and approved by all necessary corporate action on the part of Borrower. No consent or approval of any Tribunal is required in order for Borrower to legally execute, deliver, and comply with the terms of the Loan Documents.

     SECTION 5.3. COLLATERAL. Borrower and USPA each has good and marketable title to the Collateral subject to no Liens.

     SECTION 5.4. COMPLIANCE WITH LAWS AND DOCUMENTS. Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in violation of any Laws or in default (nor has any event occurred which, with notice or lapse of time or both, could reasonably be expected to constitute such a default) under any material agreement in any respect which could have a Material Adverse Effect.

     SECTION 5.5. INDEBTEDNESS. Except as previously disclosed to Bank, Borrower is not directly, indirectly, or contingently obligated with respect to any material Debt as of the date of this Agreement.

     SECTION 5.6. LITIGATION. Except for Litigation in which Borrower is exclusively a plaintiff without a counterclaim, crossclaim, or similar action asserted against Borrower and except as set forth on EXHIBIT "A" attached hereto (the "Existing Litigation"), Borrower is not involved in, nor is Borrower aware of the threat of, any Litigation which could have a Material Adverse Effect.

     SECTION 5.7. TAXES. All federal, state, foreign, and other Tax returns of Borrower required to be filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid, and no material amounts of Taxes not reflected on such returns are payable by Borrower, other than Taxes being contested in good faith by appropriate legal proceedings which have been brought to Bank's attention by written notice.

     SECTION 5.8. FINANCIAL STATEMENTS. All financial statements of Borrower heretofore and hereafter to be delivered to Bank have been and shall continue to be prepared in accordance with GAAP, and do and shall accurately represent the financial condition of Borrower as of the date of each such financial statement.

     SECTION 5.9. MARGIN STOCK. The proceeds of the Loan are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to other for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.


                                     ARTICLE SIX

                            CERTAIN AFFIRMATIVE COVENANTS

     Until payment and performance in full of the Obligations, unless Borrower receives from Bank a prior written statement that Bank does not object to a deviation, Borrower covenants and agrees that:

     SECTION 6.1. MATERIAL ADVERSE EFFECT. Borrower will promptly give written notice to Bank of any matter (including Litigation) which has resulted in, or might reasonably be expected to result in, a Material Adverse Effect, and advise Bank from time to time of the status thereof.

     SECTION 6.2. EXPENSES OF BANK. Borrower will reimburse Bank for all reasonable out-of-pocket costs, fees, and expenses, including, without limitation, the reasonable fees and disbursements of counsel for Bank, (a) in connection with or in anticipation of a Default, (b) in connection with any amendment or waiver to any of the Loan Documents, or (c) in connection with any request or action initiated by Borrower, all of which shall be and become a part of the Obligations.

     SECTION 6.3. INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers acceptable to Bank, insurance with respect to its properties and businesses against such casualties and contingencies and of such types and in such amounts as is reasonably satisfactory to Bank.

     SECTION 6.4. TAXES. Borrower will promptly pay or cause to be paid when due (for the account of Bank, where appropriate) any and all Taxes due by Borrower, respectively, including, without limitation, all taxes, duties, fees, levies and other charges of whatsoever nature which have been or may be imposed by any government or by any department, agency, state, other political subdivision or taxing authority thereof or therein, including, without limitation, those due on or in connection with the execution, issuance, delivery or registration of this Agreement or the Note; provided that Borrower shall not be required to pay and discharge any such Taxes or charges so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books adequate reserves with respect thereto and shall pay any such Taxes or charge before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

     SECTION 6.8. ANNUAL FINANCIAL STATEMENTS. Borrower shall cause to be delivered to Bank, as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, an unqualified audited consolidated balance sheet of Borrower and USPA as of the end of such fiscal year and related statements of income, contingent liabilities, and retained earnings, in reasonable detail, prepared in accordance with GAAP and certified by an independent certified public accounting firm reasonably acceptable to Bank as fairly presenting the consolidated financial condition and results of operations for Borrower and USPA. Such financial statements shall be accompanied by a copy of the report to management delivered to Borrower by such accountants and also by a statement signed by Borrower's Chief Executive Officer or Chief Financial Officer representing to Bank that such financial statements are true and complete and fairly represent the consolidated financial condition and results of operation for Borrower and USPA, and that no Default is in existence as of the date of delivery of such statements.

     SECTION 6.9. STOCK VALUE CERTIFICATE. Borrower will deliver to Bank as soon as available and in any event within ten (10) days after the last day of each month a Stock Value Certificate calculated as of the last Business Day of such month.

     SECTION 6.10. COMPLIANCE WITH APPLICABLE LAWS. Borrower will comply with the requirements of all applicable Laws, rules, regulations and orders of any governmental authority, except where contested in good faith and by proper proceedings.

     SECTION 6.11. NOTICE OF EVENT OF DEFAULT AND SUITS. Upon discovery, Borrower will promptly notify Bank of any breach of any of the covenants contained in Article Six or Article Seven and of the occurrence of any Default hereunder, or of the filing of any claim, action, suit or proceeding before any Tribunal agency against Borrower in which an adverse decision could reasonably be expected to have a Material Adverse Effect upon Borrower and advise Bank from time to time of the status thereof.

     SECTION 6.12. YEAR 2000. Borrower acknowledges its awareness of the issues and problems facing Borrower in connection with the effect of the year 2000 on computer hardware, software and other automated systems, and makes the following representations, warranties and covenants:

     (a) Each hardware and software product presently in use by Borrower, or contemplated to be used by Borrower in the future is presently, or shall be before the occurrence of the year 2000, able to accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000 and leap year calculations.

     (b) Borrower has established a budget for the year 2000 compliance effort and such budget shall be sufficient to manage all financial needs in connection with the year 2000 issues.

     (c) Borrower has contingency plans in place for (i) the occurrence of a failure or partial failure of a critical system, or (ii) the inability of Borrower to complete a year 2000 testing and compliance program.


                                    ARTICLE SEVEN

                              CERTAIN NEGATIVE COVENANTS

     So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of the Obligations, Borrower covenants and agrees that, without the prior written consent of Bank:

     SECTION 7.1. MERGER OR SALE OF ASSETS. Borrower will not merge or consolidate with or into any other Person other than First Command Financial Corporation or any Subsidiary or Affiliate of Borrower (unless Borrower is the surviving entity) or sell all, or substantially all, of its property, assets or business to any other Person.

     SECTION 7.2. LIENS. Borrower will not mortgage, assign, encumber, hypothecate or grant a security interest in any of the Collateral to any Person other than Bank.

     SECTION 7.3. CONTINUATION OF BUSINESS. Borrower will not discontinue the business in which it is presently engaged, or cause to permit to be terminated or surrendered any license, franchise or other agreement necessary to the conduct to such businesses, which, in the reasonable judgment of Bank, may have a Material Adverse Effect on the financial condition of Borrower.

     SECTION 7.4. STOCK VALUE; REQUIRED PERCENTAGE. On the Closing Date, the Stock Value Percentage shall not be less than 140%. Thereafter, as of each Calculation Date, Borrower shall maintain the Stock Value Percentage at not less than the Required Percentage. If the Stock Value Percentage is less than 120% but equal to or greater than 110% then, within thirty (30) calendar days after Bank provides written notification to Borrower of such, Borrower must provide additional acceptable collateral to Bank, or reduce the Principal Balance, or both, so that the Stock Value Percentage is not less than the Required Percentage. If the Stock Value Percentage is less than 110% but equal to or greater than 100% then, within fifteen (15) calendar days after Bank provides written notice to Borrower of such, Borrower must provide additional acceptable collateral to Bank, or reduce the Principal Balance, or both, so that the Stock Value Percentage is not less than the Required Percentage. If the Stock Value Percentage is less than 100% then, within five (5) calendar days after Bank provides written notification to Borrower of such, Borrower must provide additional acceptable collateral to Bank, or reduce the Principal Balance, or both, so that the Stock Value Percentage is not less than the Required Percentage. Borrower's failure to maintain the Stock Value Percentage at or in excess of the Required Percentage as set forth in this SECTION 7.4 shall constitute a Default under this Agreement.


                                    ARTICLE EIGHT

                                       DEFAULT

     The term "Default" as used herein shall mean the occurrence of any one or more of the following events (including the passage of time, if any, specified therefor):

     SECTION 8.1. PAYMENT OF OBLIGATIONS. The failure or refusal of Borrower to punctually pay the principal of, or the interest on, the Obligations, or any part thereof, as the same become due in accordance with the terms of the Loan Documents and such failure continues for more than ten (10) days after written notice thereof shall have been given by Bank to Borrower; provided, however, Bank is not obligated to provide more than three (3) such notices during any twelve (12) month period.

     SECTION 8.2. CERTAIN NEGATIVE COVENANTS. The failure or refusal of Borrower to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Article Seven of this Agreement in accordance with its terms.

     SECTION 8.3. OTHER COVENANTS. The failure or refusal of Borrower to properly perform, observe, and comply with any covenant or agreement contained in any of the Loan Documents (other than covenants to pay the Obligations and covenants contained in Article Seven of this Agreement), and such failure or refusal continues for a period of thirty (30) days after written notice thereof shall have been given by Bank to Borrower; provided, however, Bank may extend said thirty (30) day period if Borrower, in Bank's sole discretion, has been diligently pursuing its attempt to cure said breach; and provided, further, that Bank is not obligated to provide more than three (3) such notices during any twelve (12) month period.

     SECTION 8.4. VOLUNTARY DEBTOR RELIEF. Borrower or USPA shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) admit in writing its inability to pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, or liquidator of it or all or a substantial part of its assets, or (e) file a voluntary petition seeking reorganization or an arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers of Bank granted in any of the Loan Documents, or (h) take any corporate action to effectuate any of the foregoing.

     SECTION 8.5. INVOLUNTARY PROCEEDINGS. Borrower or USPA shall involuntarily (a) have an order, judgment, or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within ninety (90) days after the entry thereof, or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such petition is not discharged within ninety (90) days after the filing thereof.

     SECTION 8.6. OTHER OBLIGATIONS. Borrower or USPA shall default in the due performance or observance of any covenant or condition of any other agreement with Bank (including any Promissory Note) and such default shall have continued beyond any period of grace or cure provided with respect thereto.

     SECTION 8.7. DISSOLUTION OF BORROWER. The dissolution of Borrower or USPA for any reason whatsoever other than as a result of the merger of Borrower or USPA with and into First Command Financial Corporation or any Subsidiary or Affiliate of Borrower or USPA.

     SECTION 8.8. MISREPRESENTATION. Any statement, representation, or warranty heretofore or hereafter made in the Loan Documents or in any writing or in any other communication ever delivered to Bank pursuant to the Loan Documents, or any statement or representation made in any certificate, report, or opinion delivered to Bank pursuant to the Loan Documents, is false, calculated to mislead, misleading, or erroneous in any material respect at the time made.


                                     ARTICLE NINE

                                CERTAIN RIGHTS OF BANK

     SECTION 9.1. RIGHTS UPON DEFAULT. If a Default shall occur, at any time thereafter, and in each such case, unless such Default shall have been remedied to the satisfaction of Bank or waived in writing by Bank, Bank may, at its election, do any one or more of the following:

          (a) ACCELERATION. Declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon they shall be due and payable without notice of nonpayment, demand for payment, presentment for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, or any other notice or demand of any kind, all of which are hereby waived by Borrower.

          (b) POSSESSION AND PERFORMANCE. Without advance notice to Borrower, which is hereby waived, take possession of the Collateral.

          (c)  JUDGMENT.  Reduce any claim to judgment.

          (d) FORECLOSURE. Foreclose or otherwise enforce any and all Liens granted to Bank to secure payment and performance of the Obligations, and, at Bank's option, buy all or any part of the Collateral at any public sale, it being understood that Bank may, at its option, foreclose or enforce all such Liens simultaneously or individually on the same or difference dates or foreclose or enforce one or more of such Liens without foreclosing or enforcing any other such Liens.

          (e) RIGHTS. Exercise any and all rights afforded by the laws of the State of Texas or any other jurisdiction, or by the Loan Documents or any and all other instruments, documents, and agreements made to secure or assure payment and performance of the Obligations or any other indebtedness of Borrower or executed in connection therewith, or by law or equity, or otherwise.

     SECTION 9.2. PERFORMANCE BY BANK. Should any covenant, duty, or agreement of Borrower, fail to be performed in accordance with the terms of the Loan Documents, Bank may, at its option, perform or attempt to perform, such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay to Bank any amount expended by Bank in such performance or attempted performance, together with interest thereon at the rate of twelve percent (12%) per annum from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or in connection with all or any part of the Collateral.

     SECTION 9.3. DIMINUTION IN COLLATERAL VALUE. Bank does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

     SECTION 9.4. BANK NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Bank the Right to exercise control over the affairs and/or management of Borrower, the power of Bank being limited to the Right to exercise the remedies provided in the other Sections of this Article.

     SECTION 9.5. WAIVERS. The acceptance of Bank at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Default then existing. No waiver by Bank of any Default shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Bank in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

     SECTION 9.6. CUMULATIVE RIGHTS. All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Bank at law or in equity, whether or not the Obligations be due and payable and whether or not Bank shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents.

     SECTION 9.7. INDEMNIFICATION OF BANK. Borrower shall indemnify and hold harmless Bank against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Bank, in any way relating to, or arising out of, the Loan Documents or any of the transactions contemplated therein, to the extent that any such indemnified liabilities result, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any Person other than Bank; provided that Bank shall not have the Right to be indemnified hereunder for its own negligence or willful misconduct.

     SECTION 9.8. APPLICATION OF PROCEEDS. Bank shall be entitled to apply the proceeds of any sale of all or any part of the Collateral toward payment of the Obligations in such order and manner as Bank, in its discretion, may deem advisable. Borrower shall remain liable as to any deficiency, if any, and Bank shall account to Borrower for any surplus remaining after payment in full of the Obligations.

     SECTION 9.9. EXPENDITURES BY BANK. Any sums spent by Bank pursuant to the exercise of any Right provided herein shall become part of the Obligations and shall bear interest at the rate of twelve percent (12%) per annum from the date spent until the date repaid by Borrower.

                                     ARTICLE TEN

                                    MISCELLANEOUS

     SECTION 10.1. HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

     SECTION 10.2. ARTICLES, SECTIONS, AND EXHIBITS. All references to "Article," "Articles," "Section," "Sections," "Subsection," or "Subsections" contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Agreement. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

     SECTION 10.3. NUMBER AND GENDER OF WORDS. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender shall include each other gender where appropriate.

     SECTION 10.4. ACCOUNTING TERMS. All accounting and financial terms used herein, and the compliance with each covenant contained herein which relates to financial matters, shall be determined in accordance with GAAP, consistently applied, as set forth in the opinions of Accounting Principles Board of the American Institute of Certified Public Accountants and/or in the Statements of the Financial Accounting Standards Board which are applicable under the circumstances as of the date in question, and the requisite that such principles be applied on a' consistent basis means that the accounting principles being observed in a current period are comparable in all material respects to those applied in a preceding period, except to the extent that a deviation therefrom is expressly stated herein.

     SECTION 10.5. NOTICES. All notices and other communications provided for under this Agreement and under the other Loan Documents to which Borrower is a party shall be in writing (including telegraphic, telex and facsimile transmissions) and mailed or transmitted or delivered as set forth on the execution page of this Agreement or, as to each party, to such other name or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this SECTION 10.05. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received, respectively, addressed as aforesaid. Each of the parties hereto shall be entitled to specify a different address by giving written notice to the other party hereto in accordance with this Section.

     SECTION 10.6. FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Bank and its counsel.

     SECTION 10.7. SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall continue in full force and effect so long as any part of the Obligations remain and, except as otherwise indicated, shall not be affected by any investigation made by any party.

     SECTION 10.8. GOVERNING LAW; PLACE OF PERFORMANCE. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS. THIS AGREEMENT, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER AND GUARANTORS UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE IN TARRANT COUNTY, TEXAS AND VENUE OF ANY LITIGATION INVOLVING THE LOAN DOCUMENTS SHALL BE MAINTAINED EXCLUSIVELY IN TARRANT COUNTY.

     SECTION 10.9. MAXIMUM RATE. This Agreement and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by applicable laws. It is expressly stipulated and agreed to be the intent of Borrowers and Bank to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Obligations. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Agreement or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Obligations, or if Bank's exercise of the option to accelerate the maturity of the Note, or if any prepayment of the Note results in the payment of any interest in excess of that permitted by law, then it is the express intent of Borrowers and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of the Note (or, if the Note and all of the Obligations have been paid in full, refunded), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance , detention, taking, charging, receiving or reserving on the Obligations shall, to the extent permitted by applicable laws, be amortized, prorated, allocated and spread throughout the full term of such Obligations until payment in full so that the rate or amount of interest on account of such Obligations does not exceed the usury ceiling from time to time in effect and applicable thereto for so long as debt is outstanding under the Note. To the extent that Bank is relying on Chapter 303 of the Texas Finance Code to determine the maximum rate ("MAXIMUM RATE") payable on the Note, Bank will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of such article, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under such article, as amended, or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Obligations. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     SECTION 10.10. INVALID PROVISIONS. If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     SECTION 10.11. ENTIRETY AND AMENDMENTS. This instrument embodies the entire agreement between the parties relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof), supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Borrower and Bank and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     SECTION 10.12. MULTIPLE COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 10.13. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Bank, assign any of its Rights, duties, or Obligations hereunder. No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and Bank and their respective successors and assigns; consequently, no Person other than Borrower and Bank and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Borrower or Bank to perform, observe, or comply with any such term or provision.

     SECTION 10.14. ARBITRATION. Except for "Core Proceedings" under the United States Bankruptcy Code, Bank, Borrower and USPA agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit. Any arbitration proceeding will (i) proceed in Fort Worth, Texas; (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA"). The arbitration requirement does not limit the right of either party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in sections
(i), (ii) and (iii) of this paragraph. Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. In any arbitration proceeding discovery will be permitted and will be governed by the Texas Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available. The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement and/or other Loan Documents.

     SECTION 10.15. STATUTE OF FRAUDS NOTICE. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     Effective the 30th day of September, 1998.

     BANK:               NORWEST BANK TEXAS, N.A.


                         By:            /s/ Tom Pittman
                            ----------------------------------------
                         Name:          Tom Pittman
                              --------------------------------------
                         Title:         Senior Vice President
                               -------------------------------------

                         Address for mail delivery and notices:
                         777 West Rosedale Street
                         P.O. Box 1480
                         Fort Worth, Texas  76101-1480

                         Attention:     Tom Pittman
                                    --------------------------------
                         Telephone No:  (817) 347-8936
                                      ------------------------------
                         Telecopy No:   (817) 347-8889
                                      ------------------------------

     BORROWER:           INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.

                         By:            /s/ Lamar C. Smith
                            ----------------------------------------
                         Name:          Lamar C. Smith
                              --------------------------------------
                         Title:         Chief Executive Officer
                               -------------------------------------

                         Address for mail delivery and notices:
                         4100 South Hulen
                         P.O. Box 2387
                         Fort Worth, Texas 76113

                         Attention:     Chief Financial Officer
                                    --------------------------------
                         Telephone No:  (817) 731-8621, Ext. 2255
                                      ------------------------------
                         Telecopy No:   (817) 731-8621, Ext. 2176
                                      ------------------------------

USPA:                    Reviewed and Agreed as to the Provisions Applicable to
                         USPA:

                         UNITED SERVICES PLANNING ASSOCIATION

                         By:            /s/ Lamar C. Smith
                            ----------------------------------------
                         Name:          Lamar C. Smith
                              --------------------------------------
                         Title:         Chief Executive Officer
                               -------------------------------------

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                                     EXHIBIT "A"

                                 EXISTING LITIGATION




                                         None



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